Exhibit 99.1

For Immediate Release:

CONTACT:

Bob Husted	Ernest Sampias
Director of Investor Relations	Chief Financial Officer
303 440 5330	303 440 5330

SPECTRALINK REPORTS FOURTH QUARTER 2006 FINANCIAL RESULTS

BOULDER, Colo. – Feb. 7, 2007 – SpectraLink Corp. (Nasdaq: SLNK), the leader in workplace wireless telephony, today reported consolidated revenue of $37.5 million for the quarter ended Dec. 31, 2006. This represents a decline of 7 percent compared with consolidated pro forma revenue for the prior-year fourth quarter. Pro forma results assume the acquisition of KIRK telecom A/S occurred on Jan. 1, 2005. The revenue shortfall was primarily attributable to a decline in domestic and international OEM sales.

Gross margin for the fourth quarter was $20.2 million compared to $24.4 million pro forma results for the fourth quarter of 2005. Gross margin for the quarter was 53.8 percent, compared to 60.7 percent for the previous year’s pro forma results.

GAAP net income for the fourth quarter of 2006 was $573 thousand or 3 cents per diluted share compared to pro forma income of $4.9 million or 25 cents pro forma per diluted share for the same period in 2005.

Non-GAAP net income for the fourth quarter of 2006, which excludes amortization of intangibles of $1.5 million, share-based compensation expense of $729 thousand and a KIRK scantel A/S inventory write-off of $304 thousand, was $3.0 million, or 15 cents per diluted share, compared to non-GAAP pro forma income of $4.5 million, or 23 cents per diluted share for the fourth quarter of 2005.

For the year ended Dec. 31, 2006, revenue was $144.8 million with GAAP net loss of $39 thousand or 0 cents per diluted share. For the same period a year ago, pro forma revenue was $137.5 million generating $8.7 million in net income and 45 cents earnings per diluted share.

Calendar year 2006 non-GAAP net income was $8.3 million resulting in 43 cents per diluted share. For the same period in 2005, non-GAAP pro forma earnings were $14.0 million, or 72 cents per diluted share. Details of the reconciliation between GAAP and non-GAAP earnings are provided in the attached Reconciliation of Non-GAAP Measurement to GAAP financial table.

In a separate announcement, SpectraLink and Polycom, Inc. (NASDAQ: PLCM) today announced a definitive agreement whereby Polycom will acquire Spectralink. See today’s press release titled, “POLYCOM TO ACQUIRE SPECTRALINK CORPORATION FOR APPROXIMATELY $220 MILLION IN CASH” available on www.spectralink.com. This joint release provides details of today’s webcast discussing the announcement.

Non-GAAP Financial Measures

We provide all information required in accordance with GAAP, but believe that it is useful to provide non-GAAP earnings for reasons discussed below. We believe that non-GAAP earnings provide useful information to investors because it allows investors to measure and evaluate our performance without considering charges associated with our acquisition including amortization of intangible assets and the charge for in-process research and development related to the acquisition, and FAS 123R expense. Beginning in the first quarter of 2006, our non-GAAP earnings exclude the effects of FAS 123R, amortization of intangible assets, purchased in-process R&D and an inventory write-off to allow investors to evaluate our current performance in relation to our historical performance. We believe that it is in the best interest of our investors to provide this information to analysts and other users of our financial statements so that they more fully understand the results of our operations.

We use non-GAAP information internally to help our management more accurately assess our performance in the current period and in comparison to prior periods. Our use of non-GAAP earnings is intended to supplement, and not replace, our presentation of net income (loss) and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP. We compensate for the inherent limitations of non-GAAP measures by not relying exclusively on non-GAAP measures, but rather by using such information to supplement GAAP financial measures.

About SpectraLink

SpectraLink, the leader in workplace wireless telephony, delivers the power of mobile voice and messaging applications to businesses worldwide. Seamlessly integrating with VoIP and traditional telephony platforms, SpectraLink’s scalable technology provides instant access to people and business-critical information. SpectraLink handsets free on-premises employees to be more accessible, productive and responsive. For more information, visit www.spectralink.com or call 1 800 676 5465.

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This release contains forward-looking statements that are subject to many risks and uncertainties, including the unpredictable growth in international sales; the inability to close several large orders in the sales pipeline; OEM agreements with SpectraLink that impact margins and may not result in increased future sales of SpectraLink’s products or services; adverse changes in economic and business conditions affecting SpectraLink’s customers; the intensely competitive nature of the wireless communications industry, and a customer preference to buy all telephone communications systems from a single source provider that manufactures and sells PBX or key/hybrid systems; changes in rules and regulations of the FCC; and the anticipated growth of the market for on-premises wireless telephone systems. More information about potential risk factors that could affect our results is available in SpectraLink’s filing with the Securities and Exchange Commission on Form 10-K for the year ended Dec. 31, 2005, and subsequent Form 10-Q filings.

SpectraLink Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$15,080	$16,703
Cash held in escrow for acquisition	—	55,148
Investment in marketable securities	5,639	14,088
Trade accounts receivable, net of allowance of $206 and $343, respectively	26,095	22,574
Net inventories	18,409	8,940
Deferred income taxes	2,041	1,626
Prepaids and other	1,823	1,201

Total current assets	69,087	120,280

Property and equipment, net of accumulated depreciation of $14,321 and $11,110, respectively	14,127	8,422
Intangible assets, net of accumulated amortization of $5,133 and $272, respectively	33,016	318
Goodwill	26,525	—
Other non-current assets	586	1,772

Total assets	$143,341	$130,792

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,522	$1,478
Accrued payroll, commissions and employee benefits	6,564	4,500
Other accrued expenses and liabilities	9,989	6,380
Deferred revenue	10,066	7,503
Current portion long-term debt	6,000	15,000

Total current liabilities	37,141	34,861
Long-term debt	7,550	18,050
Long-term deferred tax liabilities	7,930	—
Other long-term liabilities	1,268	900

Total liabilities	53,889	53,811

Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 50,000 shares authorized, 24,249 and 23,838 shares issued, respectively, and 19,517 and 19,106 shares outstanding, respectively	242	238
Additional paid-in capital	88,191	81,751
Retained earnings	32,344	32,383
Other comprehensive income	6,066	—
Treasury stock, 4,732 shares, at cost	(37,391)	(37,391)

Total stockholders’ equity	89,452	76,981
Total liabilities and stockholders’ equity	$143,341	$130,792

SpectraLink Corporation and Subsidiary

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006 Actual	2005 Pro forma(1)	2005 Actual	2006 Actual	2005 Pro forma(1)	2005 Actual
Sales:
Product sales	$29,557	$33,463	$23,788	$114,201	$113,868	$74,812
Service sales	7,956	6,843	6,525	30,571	23,671	22,962

Net sales	37,513	40,306	30,313	144,772	137,539	97,774
Cost of sales:
Cost of product sales	13,276	12,360	7,472	48,022	42,320	22,107
Cost of services sales	4,073	3,498	3,443	15,609	12,263	12,166

Total cost of sales	17,349	15,858	10,915	63,631	54,583	34,273

Gross margin	20,164	24,448	19,398	81,141	82,956	63,501

Operating expenses:
Research and development	4,127	5,065	3,631	20,527	16,359	11,279
Marketing and selling	8,711	9,539	8,035	35,249	32,177	27,272
General and administrative	3,894	2,878	1,989	15,174	10,911	6,772
Acquired in-process research and development	—	—	—	2,021	2,021	—
Amortization of intangible assets	1,478	1,117	29	4,863	4,466	83

Total operating expenses	18,210	18,599	13,684	77,834	65,934	45,406

Income from operations:	1,954	5,849	5,714	3,307	17,022	18,095
Other (expense) income, net
Interest (expense) income, net	(224)	(490)	228	(1,468)	(1,701)	1,359
Other (expense) income, net	(32)	(115)	(226)	56	(146)	(369)

Total other (expense) income, net	(256)	(605)	2	(1,412)	(1,847)	990

Income before income taxes	1,698	5,244	5,716	1,895	15,175	19,085
Income tax expense	(1,125)	(374)	(2,115)	(1,934)	(6,434)	(7,061)

Net income (loss)	$573	$4,870	$3,601	$(39)	$8,741	$12,024

Basic earnings (loss) per share	$0.03	$0.26	$0.19	$—	$0.46	$0.63

Basic weighted average shares outstanding	19,440	19,030	19,030	19,370	19,061	19,061

Diluted earnings (loss) per share	$0.03	$0.25	$0.19	$—	$0.45	$0.62

Diluted weighted average shares	19,570	19,320	19,320	19,370	19,370	19,370

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

SpectraLink Corporation and Subsidiary

Condensed Non-GAAP Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months ended December 31,
	2006 (Actual)	2005 (Pro forma)(1)	2006 (Actual)	2005 (Pro forma)(1)
Sales:
Product sales	$29,557	$33,463	$114,201	$113,868
Service sales	7,956	6,843	30,571	23,671

Net sales	37,513	40,306	144,772	137,539
Cost of sales:
Cost of product sales	12,917	12,360	47,549	42,320
Cost of services sales	4,073	3,498	15,609	12,263

Total cost of sales	16,990	15,858	63,158	54,583

Gross margin	20,523	24,448	81,614	82,956

Operating expenses:
Research and development	3,993	5,065	19,781	16,359
Marketing and selling	8,568	9,539	34,736	32,177
General and administrative	3,497	2,878	13,287	10,911
Acquired in-process research and development	—	—	—	—
Amortization of intangible assets	—	—	—	—

Total operating expenses	16,058	17,482	67,804	59,447

Income from operations:	4,465	6,966	13,810	23,509
Other (expense) income, net
Interest (expense) income, net	(224)	(490)	(1,468)	(1,701)
Other (expense) income, net	(32)	(115)	56	(146)

Total other (expense) income, net	(256)	(605)	(1,412)	(1,847)

Non-GAAP earnings before income taxes	4,209	6,361	12,398	21,662
Income tax expense	(1,243)	(1,853)	(4,052)	(7,690)

Non-GAAP earnings after taxes	$2,966	$4,508	$8,346	$13,972

Non-GAAP earnings per share—basic	$0.15	$0.24	$0.43	$0.73

Basic weighted average shares outstanding	19,440	19,030	19,370	19,061

Non-GAAP earnings per share—diluted	$0.15	$0.23	$0.43	$0.72

Diluted weighted average shares	19,570	19,320	19,480	19,370

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

SpectraLink Corporation and Subsidiaries

Reconciliation of Non-GAAP Measurement to GAAP

(In thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
GAAP income before income taxes	$1,698	$5,244	$1,895	$15,175

Adjustments:
Acquired in-process research and development	—	—	2,021	2,021
Amortization of intangible assets	1,478	1,117	4,863	4,466
Share-based compensation expense	729	—	3,315	—
Scantel inventory write-off	304	—	304	—

Non-GAAP earnings before income taxes	4,209	6,361	12,398	21,662
Tax expense	(1,243)	(1,853)	(4,052)	(7,690)

Non-GAAP earnings after taxes	$2,966	$4,508	$8,346	$13,972

Non-GAAP earnings after taxes per share – diluted	$0.15	$0.23	$0.43	$0.72
Weighted average shares outstanding – diluted	19,570	19,320	19,480	19,370

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

	Three Months Ended December 31,		Twelve Months ended December 31,
	2006	2005	2006	2005
	(Actual)	(Pro forma)(1)	(Actual)	(Pro forma)(1)
Non-GAAP Adjustments:
Cost of sales:
FAS 123R stock based compensation	$55	$—	$169	$—
Operating expenses:
Research and development
FAS 123R stock based compensation	134	—	746	—
Marketing and selling
FAS 123R stock based compensation	143	—	513	—
General and administrative
FAS 123R stock based compensation	397	—	1,887	—
Write-off Scantel inventory	304	—	304	—
Acquired in-process research and development	—	—	2,021	2,021
Amortization of intangible assets	1,478	1,117	4,863	4,466

Total non-GAAP adjustments	2,511	1,117	10,503	6,487

Income tax impact of non-GAAP adjustments	(118)	(1,479)	(2,118)	(1,256)

After-tax impact of non-GAAP adjustments	$2,393	$(362)	$8,385	$5,231

(1)	Our pro forma results assume the acquisition of KIRK telecom occurred on Jan. 1, 2005.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, SpectraLink uses non-GAAP measures of operating results, net income (loss) and earnings (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing investors and other interested parties a more complete understanding of SpectraLink’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.